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                                                                   Exhibit 10.14

                              EMPLOYMENT AGREEMENT

      THIS EMPLOYMENT AGREEMENT dated as of January 5, 1998, by and between THE EASTSIDE BANK & TRUST COMPANY, a Georgia bank (the "Employer"), and CHRISTOPHER
H. BURNETT a resident of Fulton County, Georgia (the "Officer").

WITNESSETH

      WHEREAS, the Employer desires to employ the Officer as its President and Chief Executive Officer and the Officer desires to be so employed on the terms and conditions hereinafter set out.

      NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties hereby agree as follows:

      1. Employment . The Employer hereby employs the Officer and the Officer hereby accepts such employment, upon the terms and conditions stated herein, as the President and Chief Executive Officer of the Employer. The Officer shall render such administrative and management services to the Employer as are customarily performed by persons situated in a similar executive capacity. As long as the Officer is President of the Employer he shall be elected to serve as a member of its Board of Directors.

      The Officer shall use his best efforts to carry out the responsibilities associated with such positions and shall promote the business of the Employer and perform such other duties as shall from time to time be reasonably prescribed by the Directors of the Employer and First Sterling Banks, Inc., a Georgia corporation, which is the parent corporation of the Employer (the "Corporation").

      2. Base Salary. The Employer shall pay the Officer during the term of this Agreement as compensation for all services rendered by him to the Employer a base salary in such amounts and at such intervals as shall be commensurate with his duties and responsibilities hereunder. The Officer's initial base salary will be $110,000 per annum. The Officer's base salary may be increased from time to time to reflect the duties required of the Officer. In reviewing the Officer's base salary the Boards of Directors of the Employer shall consider the overall performance of the Officer and the service of the Officer rendered to the Employer as well as increases in the cost of living, and may also provide for performance or merit increases. Participation in the Employer's cash incentive, deferred compensation, stock option, stock purchase, discretionary bonus, pension, life insurance and other employee benefit plans and participation in any fringe benefits shall not cause a reduction of the base salary payable to the Officer. The Officer will be entitled to such customary fringe benefits; vacation and sick leave as are consistent with the normal practices and established policies of the Employer.

      3. Management Incentives and Discretionary Bonuses. During the term of this Agreement, the Officer shall be entitled, in an equitable manner based on the terms of any bonus and incentive plans that have been approved, or may from time to time be approved, by the Board of Directors, with all other key management personnel of the Employer, to such incentives and discretionary bonuses as may be authorized, declared and paid by the Board of Directors to the Employer's key management employees. No other compensation provided for in this Agreement shall be deemed a substitute for the Officer's right to such incentives and discretionary bonuses when and as declared by the Board.

      4. Director Fees The Officer shall be compensated as a Director of Employer at a rate established for meetings of the Board of Directors but he shall not be eligible for additional compensation tied to attendance at meetings of committees of the Board.

      5. Participation in Retirement and Employee Benefit Plans: Fringe Benefits. The Officer shall be entitled to participate in any plan relating to incentive and deferred compensation, stock options, stock purchase, pension, thrift, profit sharing, group life insurance, medical coverage, disability coverage, education, or other



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retirement or employee benefits that the Employer has adopted, or may from time to time adopt, for the benefit of its executive employees and for employees generally, subject to the eligibility rules of such plans.

The Officer shall also be entitled to participate in any other fringe benefits which are now or may be or may become applicable to Employer's executive employees, including the payment of reasonable expenses for attending annual and periodic meetings of trade associations, and any other benefits which are commensurate with the duties and responsibilities to be performed by the Officer under this Agreement. Additionally, the Officer shall be entitled to such vacation and sick leave as shall be established under uniform employee policies promulgated by the Board of Directors. The Employer shall reimburse the Officer for all out-of-pocket reasonable and necessary business expenses which the Officer may incur in connection with his service on behalf of the Employer. The Officer shall be paid an automobile allowance of $600 per month as long as he is employed as President of the Employer.

      6. Term and Termination.

      (a) Tern. Unless earlier terminated as provided herein, the Officers employment under this Agreement shall be for a continuing term (the "Term") of one (1) year which shall be extended automatically (without further action of the Employer or the Officer) each day for an additional day so that the remaining term shall continue to be one (1) year- provided that either party may at any time, by written notice to the other, fix the Term to a finite term of one (1) year, without further automatic extension, commencing with the date of such notice.

      (b) Termination by Death or Disability. The Officer's employment under this Agreement shall be terminated upon the death of the Officer, in which event the Officer's estate shall be entitled to receive the compensation, including incentive bonuses, due the Officer through the last day of the calendar month in which the Officers death shall have occurred.

      The Employer may terminate this Agreement upon the Officer's "Total Disability." As used in this Agreement, "Total Disability" means any physical or mental disorder that renders the Officer incapable of performing his normal duties and services under this Agreement for a period of one hundred twenty
(120) days in any consecutive twelve (12) month period, as determined by a licensed physician selected by mutual agreement of the Employer and the Officer or the Officer's legal representative; provided that the Officer shall not be considered totally disabled hereunder unless he is also determined to be totally disabled under any long-term disability insurance coverage maintained by the Employer. If this Agreement is terminated as a result of the Officer's "Total Disability," the Officer's compensation hereunder shall terminate; provided that compensation shall be paid in full up through the date when the Officer shall start receiving payment under the Employer's long-term disability plan, and the Officer shall then be paid in accordance with such long-term disability plans of the Employer as may be in effect. The Officer's compensation, including incentive bonuses, title and status shall continue during any such period of disability until the date of termination except that the Employer may provide disability insurance to cover the Officer during any part of such disability period and the Employer's obligation for the Officer's compensation for any such period shall be reduced by the amount of any such insurance proceeds which the Officer receives.

      (c) Termination by Officer. The Officers employment under this Agreement may be terminated at any time by the Officer upon ninety (90) days prior written notice to the Employer. Upon such termination, the Officer shall be entitled to receive the base salary compensation and fringe benefits payable to the Officer under this Agreement through the effective date of such termination, and if the termination is a retirement of Officer from the Employer with the consent of the Board, he shall be entitled to receive any incentive bonus to which he is otherwise entitled.

      (d) Termination for Cause. This Agreement may be terminated by the Board of Directors of the Employer for "cause" for any of the following reasons:


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            i)    Willful failure of Officer to follow reasonable written
                  instructions or policies of the Board of Directors of the Employer or the Corporation if such conduct is materially damaging to the business of the Employer or the Corporation;

            ii) gross negligence or willful misconduct of the Officer materially damaging to the business of the Employer or the Corporation;

            iii) conviction of the Officer of a crime involving breach of trust, moral turpitude, theft or fraud;

            iv) the willful failure by the Officer to perform substantially his duties other than any failure resulting from incapacity due to physical or mental illness;

            v) willful commission of (A) acts involving dishonesty or fraud with respect to the Employer or the Corporation or (B) acts causing substantial harm to the Employer or the Corporation;

            vi) a willful misrepresentation by the Officer to the stockholders of the Corporation or the Board of Directors of the Employer or the Corporation which causes substantial injury to the Employer, the Corporation or to the stockholders of the Corporation; or

            vii) a requirement by any state or federal authority regulating the Employer or the Corporation that the Officer be removed from his office as President of the Employer or Corporation.

For purposes of this Agreement, no act, or failure to act, on the part of the Officer shall be considered "willful" unless done, or omitted to be done, by him not in good faith and without reasonable belief that his action or omission was in the best interest of the Employer, the Corporation and the stockholders of the Corporation. The Employer shall notify the Officer in writing of the specific reasons for the termination for "Cause" and the Officer will be allowed thirty (30) days to reply in writing to the accusation before any termination for "Cause". A vote of at least two-thirds (2/3) of the members of the Board of the Employer or the Board of the Corporation shall be required to terminate the Officer for cause. If the Employee is terminated for "Cause," he shall receive only his salary and any other amounts due to him from the Employer (whether pursuant to benefit plans or otherwise) through the date of termination and he shall not be entitled to any incentive bonus for the year in question.

      (e) Termination by Employer before Change in Control. Notwithstanding the foregoing provisions of this Section 6, before a Change in Control (as defined in Section 7 below) has occurred, the Employer may terminate the employment of the Officer hereunder at any time during the term of this Agreement upon ninety (90) days written notice to the Officer; provided, however, that in the event of involuntary termination of the Officer's employment under this Agreement before any Change in Control, the Officer shall be paid his base salary and fringe benefits up through the date of termination. In addition, the Employer shall pay, and the Officer shall accept, in full settlement of all claims which the Officer shall have against the Employer for contractual damages for breach of this Agreement, the greater of (i) the severance payment offered by the Employer in such notice of termination, or (ii) the following amounts:

                  A. a lump sum amount equal to fifty percent of the annual base salary paid to the Officer over the previous twelve (12) month period, plus

                  B. a lump sum amount equal to fifty percent of the annual
            incentive cash bonus paid to the Officer over the previous twelve
            (12) month period.

      In addition, in the event of any such termination of the Officer's employment under this Agreement, the Officer shall be entitled to participate for the shorter of a period of six (6) months from the date of such termination or until such time as the Officer is employed by another employer in all welfare benefit plans practices, policies and programs at least as favorable as the most favorable of such plan, practices, policies and programs in effect at any time during the ninety (90) day period preceding his termination and with the costs of such benefits paid in the same manner as prior to this termination for a period of ninety (90) days; provided, that in the event the Officer is employed by another employer before the end of such six-month period and


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the new employer does not provide the same level of welfare benefits that the
Officer is entitled to under this paragraph, then the Employer shall provide such supplemental benefits as necessary to ensure that the Officer has the same level of welfare benefit coverage that he is entitled to under this paragraph for such six-month period.

      7. Change in Control.

            (a) The Officer's employment with the Employer may be terminated by the Officer for "Good Reason" (as defined below), upon delivery of a written notice of termination to the Employer within a ninety (90) day period beginning on the thirtieth
                  (30th) day after any occurrence of a "Change in Control" (as defined below) or within a ninety (90) day period beginning on the one (1) year anniversary of the occurrence of a Change in Control. In such event, the Officer shall be entitled to receive his base compensation, incentive bonus and fringe benefits and participate in all welfare benefit plans up through the date of termination. In addition, the Officer shall receive the following amounts:

                  A. a lump sum amount equal to the annual base salary paid to the Officer over the previous twelve (12) month period, plus

                  B. a lump sum amount equal to the annual incentive cash bonus paid to the Officer over the previous twelve (12) month period.

            (b) "Good Reason" shall mean the occurrence after a Change in Control (as defined below) of any of the events or conditions described in subsections (i) through (viii) hereof:

                  i) a change in the Officers status, title, position or responsibilities (including reporting responsibilities) which, in the Officer's reasonable judgment, represents an adverse change from his status, title, position or responsibilities as in effect at any time within ninety (90) days preceding the date of a Change in Control or at any time thereafter; the assignment to the Officer of any duties or responsibilities which, in the Officer's reasonable judgment, are inconsistent with his status, title, position or responsibilities as in effect at any time within ninety (90) days preceding the date of a Change in Control or at any time thereafter; any removal of the Officer from or failure to reappoint or reelect him to any of such offices or positions, except in connection with the termination of his employment for Total Disability, Cause, as a result of his death or by the Officer other than for Good Reason, or any other change in condition or circumstances that in the Officer's reasonable judgment makes it materially more difficult for the Officer to carry out the duties and responsibilities of his office then existing at any time within ninety (90) days preceding the date of Change in Control or at any time thereafter;

                  ii)a reduction in the Officer's base salary or any failure to pay the Officer any compensation or benefits to which he is entitled within five (5) days of the date due;

                  iii)the Corporation or the Employer requiring the Officer to be based at any place outside a 30-mile radius from the executive offices occupied by the Officer immediately prior to the Change in Control, except for reasonably required travel on the Employer's business which is not materially greater than such travel requirements prior to the Change in Control;

                  iv)the failure by the Employer to (A) continue in effect (without reduction in benefit level and/or reward opportunities) any material compensation or employee benefit plan in which the Officer was participating at any time within ninety (90) days preceding the date of a Change in Control or at any time thereafter, unless such plan is replaced with a plan that provides substantially equivalent compensation or benefits to the Officer or (B) provide the Officer with compensation and benefits, in the aggregate, at least equal (in terms of benefit levels and/or reward opportunities) to those provided for under each other employee benefit plan, program and practice in which the Officer was participating at any time within ninety (90) days preceding the date of a Change in Control or at any time thereafter;


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                  v)the insolvency or the filing (by any party, including he
                  Corporation or the Employer) of a petition for bankruptcy of the Corporation or the Employer, which petition is not dismissed within sixty (60) days;

                  vi)any material breach by the Employer of any provision of this Agreement;

                  vii)any purported termination of the Officer's employment for Cause by the Employer which does not comply with the terms of this Agreement; or

                  viii)the failure of the Employer to obtain an agreement satisfactory to the Officer from any successors and assigns to assume and agree to perform this Agreement, as contemplated in
                  Section 10 hereof

Any event or condition described in clause (i) through (viii)above which occurs prior to a Change in Control but which the Officer reasonably demonstrates (A) was at the request of a "Third Party" (as defined below) or (B) otherwise arose in connection with, or in anticipation of, a Change in Control which actually occurs, shall constitute Good Reason for purposes of this Agreement, notwithstanding that it occurred prior to the Change in Control. The Officer's right to terminate his employment for Good Reason shall not be affected by his incapacity due to physical or mental illness.

            (c) A "Change in Control" shall mean the occurrence during the term of this Agreement of any of the following events:

                  i) an acquisition (other than directly from the Corporation)
            of any voting securities of the Corporation (the "Voting Securities") by any "Person" (as the term is used for purposes of
            Section 13(d) or 14(d) of the Securities Exchange Act of 1934 (the " 1934 Act")) immediately after which such Person has "Beneficial Ownership" (within the meaning of Rule 13d-2 promulgated under the 1934 Act) of 20% or more of the combined voting power of the Corporation's then-outstanding Voting Securities; provided, however, that in determining whether a Change in Control has occurred, Voting Securities which are acquired in a "Non-Control Acquisition" (as hereinafter defined) shall not constitute an acquisition which would cause a Change in Control. A "Non-Control Acquisition" shall mean an acquisition by (1) an employee benefit plan (or a trust forming a part thereof) maintained by (x) the Corporation or the Employer or
            (y) any corporation or other Person of which a majority of its voting power or its equity securities or equity interest is owned directly or indirectly by the Corporation or the Employer (a "Subsidiary"), (2) the Corporation, Employer or any Subsidiary, or
            (3) any Person in connection with a "Non-Control Transaction" (as hereinafter defined).

                  ii) The individuals who, as of the date of this Agreement, are members of the Board of Directors of the Corporation (the "Incumbent Board") cease for any reason to constitute at least two-thirds of such board, provided, however, that if the election, or nomination for election by the Corporation's stockholders, of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of this Agreement, be considered as a member of the Incumbent Board; provided, further , however , that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened "Election Contest" (as described in Rule 14a- 11 promulgated under the 1934 Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Incumbent Board (a "Proxy Contest") including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest; or

                  iii) Approval by stockholders of the Corporation of:

                        A. A merger, consolidation or reorganization involving the Corporation, unless

                              (1) the stockholders of the Corporation
                        immediately before such merger, consolidation or reorganization, own, directly or indirectly, immediately following such merger, consolidation or reorganization, at least two-thirds of the combined voting power of the outstanding voting securities of the corporation resulting from such merger or


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                        consolidation or reorganization (the "Surviving
                        Corporation") in substantially the same proportion as their ownership of the Voting Securities immediately before such merger, consolidation on reorganization; and

                              (2) the individuals who were members of the
                        Incumbent Board immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization constitute at least two-thirds of the members of the board of directors of the Surviving Corporation.

                        (A transaction described in clauses (1) and (2) shall herein be referred to as a "Non-Control Transaction.")

                        B. A complete liquidation or dissolution of the Corporation; or

                        C. An agreement for the sale or other disposition of all or substantially all of the assets of the Corporation to any Person (other than a transfer to a Subsidiary).

                  iv) Notwithstanding anything contained in this Agreement to the contrary, if the Officer's employment is terminated prior to a Change in Control and the Officer reasonably demonstrates that such termination (A) was at the request of a third party who has indicated an intention or taken steps reasonably calculated to effect a Change in Control and who effectuates a Change in Control (a "Third Party") or (B) otherwise occurred in connection with, or in anticipation of, a Change in Control which actually occurs, then for all purposes of this Agreement, the date of a Change in Control with respect to the Officer shall mean the date immediately prior to the date of such termination of the Officer's employment.

            (d) "Successors and Assigns" shall mean a corporation or other entity acquiring all or substantially all of the assets and business of the Corporation (including this Agreement), whether by operation of law or otherwise.

            (e) After a Change in Control has occurred, in the event that the Officer is terminated without "cause" (as defined in paragraph 6(d) above), he shall be paid his base salary and fringe benefits up through the date of termination. In addition, the Employer shall pay, and the Officer shall accept, in full settlement of all claims which the Officer shall have against the Employer for contractual damages for breach of this Agreement, the following amounts:

                  A. a lump sum amount equal to the annual base salary paid to the Officer over the previous twelve (12) month period, plus

                  B. a lump sum amount equal to the annual incentive cash bonus paid to the Officer over the previous twelve (12) month period.

In addition, in the event of any such termination of the Officer's employment, the Officer shall be entitled to participate for the shorter of a period of twelve (12) months from the date of such termination or until such time as the Officer is employed by another employer in all welfare benefit plans practices, policies and programs at least as favorable as the most favorable of such plan, practices, policies and programs in effect at any time during the ninety (90) day period preceding his termination and with the costs of such benefits paid in the same manner as prior to this termination for a period of ninety (90) days; provided, that in the event the Officer is employed by another employer before the end of such 12-month period and the new employer does not provide the same level of welfare benefits that the Officer is entitled to under this paragraph, then the Employer shall provide such supplemental benefits as necessary to ensure that the Officer has the same level of welfare benefit coverage that he is entitled to under this paragraph for such 12-month period.


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      8. Loyalty, Noncompetition: Confidentiality.

            (a) The Officer shall devote his full efforts and entire business time to the performance of the Officer's duties and responsibilities under this Agreement, except during periods of illness or periods of vacation and leaves of absence consistent with Employer policy. The Officer may devote reasonable periods to service as a director or advisor to other organizations, to charitable and community activities, and to managing his personal investments, provided that such activities to not materially interfere with the performance of his duties hereunder and are not in conflict or competitive with, or adverse to, the interests of the Employer or the Corporation.

            (b) In consideration of employment of the Officer by the Employer hereunder during the term of this Agreement, and for a period of six (6) months after termination of his employment for any reason, the Officer agrees that he will not, within any county in which the Employer or Corporation, any financial institution subsidiary of the Corporation, or any subsidiary of any such financial institution subsidiary maintains offices, or directly or indirectly own, manage, operate, join, control or participate in the management, operation or control of or be employed as an executive or manager by any business which competes with the Employer or the Corporation or any of the other subsidiaries of the Employer or the Corporation, without the prior written consent of the Employer and the Corporation. Notwithstanding the foregoing, the Officer shall be free, without such consent, to purchase or hold as an investment or otherwise up to five percent (5%) of the outstanding stock or other securities of any corporation which has its securities publicly traded on any national securities exchange or through the over-the-counter market.

            (c) The Officer will hold in strict confidence, during the term of this Agreement and at all times thereafter, all knowledge or information of a confidential nature with respect to the business of the Employer and the Corporation and all subsidiaries of the Employer and the Corporation received by the Officer during the term of this Agreement and will not disclose or make use of such information without the prior written consent of the Employer and the Corporation.

      The Officer acknowledges that it would not be possible to ascertain the amount of monetary damages in the event of a breach by the Officer under the provisions of this Section 8. The Officer agrees that, in the event of a breach of this Section, injunctive relief enforcing the terms of this Section is an appropriate remedy.

      9. Standards. The Officer shall perform his duties and responsibilities under this Agreement in accordance with such reasonable standards expected of employees with comparable positions in comparable organizations and the Employees policies and procedures, and as may be established from time to time by the Board. The Employer shall provide the working facilities and staff necessary for the Officer to perform his duties.

      10. Successors and Assigns

            (a) This Agreement shall inure to the benefit of, and be binding upon, any corporate or other successor or assign of the Employer which shall acquire, directly or indirectly by merger, share exchange, consolidation, purchase or otherwise, all or substantially a of the assets of the Employer.

            (b) Because the Employer is contracting for the unique and personal skills of the Officer, the Officer shall be precluded from assigning or delegating his rights or duties hereunder without first obtaining the written consent of the Employer.

      11. Modification, Waiver Amendments. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing, signed by the Officer and on behalf of the Employer by such Officer as may be specifically designated by the Board. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No amendments or additions to this Agreement shall be binding unless in writing and signed by both parties, except as herein otherwise provided.


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      12. Applicable Law This Agreement shall be governed in all respects whether as to validity, construction, capacity, performance or otherwise, by the laws of the state of Georgia.

      13. Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validly or enforceability of the other provisions hereof.

      14. Fees and Expenses The Employer shall pay all legal fees and related expenses (including but not limited to the costs of experts, accountants and counsel) incurred by the Officer as they become due as a result of (a) the Officer's termination of employment (including all such fees and expenses, if any, incurred in contesting or disputing any such termination of employment) and
(b) the Officer seeking to obtain or enforce any right or benefit provided by this Agreement-, provided, however , that the circumstances set forth in clauses
(a) and (b) occurred on or after a Change in Control.

      IN WITNESS WHEREOF, the parties have executed this Agreement under seal as of the day and year first above written.

                                           EMPLOYER:

                                           THE EASTSIDE BANK TRUST COMPANY

     SEAL]
Attest:

                                           BY:

Secretary

                                           OFFICER

                                           Christopher H. Burnett


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